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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                REGISTRATION NO. 333-29849

PROSPECTUS SUPPLEMENT
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(To Prospectus dated July 8, 1997)



                           TELE-COMMUNICATIONS, INC.
           TELE-COMMUNICATIONS, INC. SERIES A TCI GROUP COMMON STOCK
                               ($1.00 PAR VALUE)
                               -----------------


        The following Selling Stockholder sold shares of the Company's Tele-Communications, Inc. Series A TCI Group Common Stock ("TCOMA") on the dates, in the amounts and at the prices set forth below:

        On August 12, 1997, LB I Group Inc. sold 12,025,720 shares of TCOMA for an aggregate price of $198,709,894.64.

        All 12,025,720 shares of TCOMA were sold by the Selling Stockholder mentioned above to Toronto Dominion Securities. Lehman Brothers Inc. acted as agent in the transaction. No commission or other compensation was paid to Lehman Brothers Inc. in connection with such sales.

        Immediately following the sales described above, LB I Group Inc. owned 4,008,574 shares of TCOMA which shares represent less than one percent of the outstanding shares of TCOMA.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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           The date of this Prospectus Supplement in August 15, 1997